Exhibit 99.1

YULISTA

2020—Q1

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended March 31, 2020

Overview: Section I
Summary Description........ 1
Equity Research Coverage........ 2
Selected Financial Summary Data........ 3
Selected Portfolio Data........ 4

Financial Statements: Section II
Consolidated Balance Sheets........ 5
Consolidated Statements of Operations........ 6
Funds from Operations........ 7
Diluted Share and Unit Computations........ 8
Adjusted Funds from Operations........ 9
EBITDAre and Adjusted EBITDA........ 10

Portfolio Information: Section III
Office and Data Center Shell Properties by Segment........ 11
NOI from Real Estate Operations and Occupancy by Property Grouping........ 12
Consolidated Real Estate Revenues and NOI by Segment........ 13
Cash NOI by Segment........ 14
Same Properties Average Occupancy Rates by Segment........ 15
Same Properties Period End Occupancy Rates by Segment........ 15
Same Properties Real Estate Revenues and NOI by Segment........ 16
Same Properties Cash NOI by Segment........ 17
Leasing – Office and Data Center Shell Portfolio........ 18
Lease Expiration Analysis........ 19-20
2020 Core Portfolio Quarterly Lease Expiration Analysis........ 21
Top 20 Tenants........ 22

Investing Activity: Section IV
Summary of Development Projects........ 23
Summary of Redevelopment Projects........ 24
Development and Redevelopment Placed in Service........ 25
Summary of Land Owned/Controlled........ 26

Capitalization: Section V
Capitalization Overview........ 27
Summary of Outstanding Debt........ 28-29
Debt Analysis........ 30
Consolidated Real Estate Joint Ventures........ 31
Unconsolidated Real Estate Joint Ventures........ 32

Reconciliations & Definitions: Section VI
Supplementary Reconciliations of Non-GAAP Measures........ 33-35
Definitions........ 36-41

Earnings Release: i-x

2100

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of March 31, 2020, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of March 31, 2020, our core portfolio of 169 office and data center shell properties, including 15 owned through unconsolidated joint ventures, encompassed 19.2 million square feet and was 95.2% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 76.9% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Anthony Mifsud, EVP & CFO	443-285-5453, stephanie.kelly@copt.com
Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as risks associated with uncertainties regarding the impact of the COVID-19 pandemic on our business and national, regional and local economic conditions.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	949-640-8780	dismail@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Tayo Okusanya	646-949-9672	omotayo.okusanya@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	917-262-2795	randerson@smbcnikko-si.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/20		12/31/19		9/30/19		6/30/19		3/31/19
Net income	6	$25,550		$44,877		$23,246		$109,563		$22,318
NOI from real estate operations	13	$83,830		$82,504		$82,621		$86,136		$83,764
Same Properties NOI	16	$74,950		$75,241		$74,949		$74,794		$73,007
Same Properties cash NOI	17	$74,962		$76,454		$74,071		$74,584		$71,408
Adjusted EBITDA	10	$77,989		$76,024		$77,523		$80,280		$77,450
Diluted AFFO avail. to common share and unit holders	9	$41,495		$40,270		$42,794		$46,961		$46,648
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275

Per share - diluted:
EPS	8	$0.21		$0.38		$0.19		$0.95		$0.19
FFO - Nareit	8	$0.41		$0.49		$0.51		$0.52		$0.50
FFO - as adjusted for comparability	8	$0.51		$0.50		$0.51		$0.52		$0.50

Numerators for diluted per share amounts:
Diluted EPS	6	$23,957		$42,664		$21,139		$107,512		$20,773
Diluted FFO available to common share and unit holders	7	$46,706		$56,032		$57,255		$58,913		$56,740
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$57,866		$56,330		$57,430		$59,222		$56,788

Payout ratios:
Diluted FFO	N/A	66.6%		55.6%		54.2%		52.7%		54.7%
Diluted FFO - as adjusted for comparability	N/A	53.9%		55.3%		54.1%		52.4%		54.7%
Diluted AFFO	N/A	75.1%		77.3%		72.6%		66.1%		66.6%

CAPITALIZATION
Total Market Capitalization	27	$4,609,280		$5,182,065		$5,259,182		$4,794,853		$4,992,411
Total Equity Market Capitalization	27	$2,520,400		$3,339,258		$3,384,363		$2,997,549		$3,102,491
Gross debt	28	$2,139,130		$1,893,057		$1,920,179		$1,827,304		$1,919,920
Net debt to adjusted book	30	38.2%		36.8%		37.3%		36.1%		38.8%
Net debt plus preferred equity to adjusted book	30	38.3%		37.0%		37.5%		36.2%		39.0%
Adjusted EBITDA fixed charge coverage ratio	30	3.8	x	3.7	x	3.7	x	3.7	x	3.6	x
Net debt to in-place adjusted EBITDA ratio	30	6.3	x	6.1	x	6.1	x	5.7	x	6.2	x
Net debt plus pref. equity to in-place adj. EBITDA ratio	30	6.3	x	6.1	x	6.1	x	5.7	x	6.2	x

Corporate Office Properties Trust
Selected Portfolio Data (1)

	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	171	170	169	169	165
Consolidated Portfolio	156	155	156	156	159
Core Portfolio	169	168	167	167	163
Same Properties	152	152	152	152	152

% Occupied
Total Portfolio	93.7%	92.9%	92.7%	92.7%	92.6%
Consolidated Portfolio	92.8%	91.9%	91.7%	91.8%	92.2%
Core Portfolio	94.0%	93.1%	92.8%	92.9%	92.8%
Same Properties	92.7%	91.8%	91.6%	91.7%	91.9%

% Leased
Total Portfolio	94.9%	94.4%	94.3%	93.9%	93.5%
Consolidated Portfolio	94.2%	93.6%	93.6%	93.1%	93.1%
Core Portfolio	95.2%	94.6%	94.5%	94.1%	93.7%
Same Properties	94.1%	93.5%	93.5%	93.0%	92.8%

Square Feet (in thousands)
Total Portfolio	19,378	19,173	18,956	18,945	18,338
Consolidated Portfolio	16,943	16,739	16,818	16,807	17,374
Core Portfolio	19,221	19,016	18,799	18,788	18,181
Same Properties	16,569	16,569	16,569	16,569	16,569

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	76.9%	76.9%	82.1%	82.1%	87.6%

(1)	Total and core portfolio and same properties include properties owned through unconsolidated real estate joint ventures (see page 32).

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Assets
Properties, net:
Operating properties, net	$2,813,949	$2,772,647	$2,713,900	$2,719,585	$2,865,829
Development and redevelopment in progress, including land (1)	300,836	274,639	259,489	185,007	146,514
Land held (1)	304,843	293,600	285,434	289,780	290,659
Total properties, net	3,419,628	3,340,886	3,258,823	3,194,372	3,303,002
Property - operating right-of-use assets	27,793	27,864	27,325	27,434	27,569
Property - finance right-of-use assets	40,450	40,458	40,467	40,476	40,488
Assets held for sale, net	—	—	61,728	54,448	—
Cash and cash equivalents	159,061	14,733	34,005	46,282	7,780
Investment in unconsolidated real estate joint ventures	51,220	51,949	49,408	65,336	39,359
Accounts receivable, net	30,317	35,444	37,623	58,189	25,261
Deferred rent receivable	89,690	87,736	88,001	86,707	91,304
Intangible assets on real estate acquisitions, net	26,078	27,392	29,454	31,162	33,172
Deferred leasing costs, net	58,608	58,392	55,839	52,227	51,736
Investing receivables, net	71,197	73,523	72,114	70,656	69,390
Prepaid expenses and other assets, net	80,415	96,076	100,582	76,180	86,798
Total assets	$4,054,457	$3,854,453	$3,855,369	$3,803,469	$3,775,859
Liabilities and equity
Liabilities:
Debt	$2,076,839	$1,831,139	$1,862,301	$1,784,362	$1,876,149
Accounts payable and accrued expenses	128,441	148,746	141,242	152,196	112,076
Rents received in advance and security deposits	33,323	33,620	27,975	27,477	25,635
Dividends and distributions payable	31,301	31,263	31,345	31,346	31,346
Deferred revenue associated with operating leases	6,972	7,361	7,665	8,161	8,415
Property - operating lease liabilities	17,365	17,317	16,686	16,640	16,619
Interest rate derivatives	63,232	25,682	34,825	23,547	11,894
Other liabilities	8,886	10,649	8,706	10,826	10,162
Total liabilities	2,366,359	2,105,777	2,130,745	2,054,555	2,092,296
Redeemable noncontrolling interests	22,912	29,431	28,677	29,803	27,385
Equity:
COPT’s shareholders’ equity:
Common shares	1,122	1,121	1,121	1,119	1,119
Additional paid-in capital	2,476,677	2,481,558	2,480,083	2,475,293	2,475,497
Cumulative distributions in excess of net income	(790,600)	(778,275)	(790,235)	(780,667)	(856,703)
Accumulated other comprehensive (loss) income	(62,201)	(25,444)	(34,580)	(23,465)	(9,538)
Total COPT’s shareholders’ equity	1,624,998	1,678,960	1,656,389	1,672,280	1,610,375
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	19,600	19,597	19,365	21,039	20,167
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,788	11,888	11,393	16,992	16,836
Total noncontrolling interests in subsidiaries	40,188	40,285	39,558	46,831	45,803
Total equity	1,665,186	1,719,245	1,695,947	1,719,111	1,656,178
Total liabilities, redeemable noncontrolling interests and equity	$4,054,457	$3,854,453	$3,855,369	$3,803,469	$3,775,859

(1)	Refer to pages 23, 24 and 26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Revenues
Lease revenue	$131,012	$130,693	$129,461	$131,415	$130,903
Other property revenue	1,104	1,275	1,273	1,356	1,087
Construction contract and other service revenues	13,681	25,817	28,697	42,299	16,950
Total revenues	145,797	157,785	159,431	175,070	148,940
Operating expenses
Property operating expenses	49,999	51,098	49,714	47,886	49,445
Depreciation and amortization associated with real estate operations	32,596	32,779	34,692	34,802	34,796
Construction contract and other service expenses	13,121	24,832	27,802	41,002	16,326
Impairment losses	—	2	327	—	—
General and administrative expenses	5,303	7,043	6,105	7,650	6,719
Leasing expenses	2,183	2,293	1,824	1,736	2,032
Business development expenses and land carry costs	1,118	1,292	964	870	1,113
Total operating expenses	104,320	119,339	121,428	133,946	110,431
Interest expense	(16,840)	(16,777)	(17,126)	(18,475)	(18,674)
Interest and other income	1,205	1,917	1,842	1,849	2,286
Credit loss expense (1)	(689)	—	—	—	—
Gain on sales of real estate	5	20,761	—	84,469	—
Income before equity in income of unconsolidated entities and income taxes	25,158	44,347	22,719	108,967	22,121
Equity in income of unconsolidated entities	441	426	396	420	391
Income tax (expense) benefit	(49)	104	131	176	(194)
Net income	25,550	44,877	23,246	109,563	22,318
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(287)	(500)	(267)	(1,339)	(257)
Preferred units in the Operating Partnership	(77)	(77)	(157)	(165)	(165)
Other consolidated entities	(1,132)	(1,515)	(1,565)	(1,268)	(1,037)
Net income attributable to COPT common shareholders	$24,054	$42,785	$21,257	$106,791	$20,859
Distributions on dilutive convertible preferred units	—	—	—	165	—
Redeemable noncontrolling interests	—	33	—	902	—
Amount allocable to share-based compensation awards	(97)	(154)	(118)	(346)	(86)
Numerator for diluted EPS	$23,957	$42,664	$21,139	$107,512	$20,773

(1)	Excludes credit losses on lease revenue, which are included in lease revenue.

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Net income	$25,550	$44,877	$23,246	$109,563	$22,318
Real estate-related depreciation and amortization	32,596	32,779	34,692	34,802	34,796
Impairment losses on real estate	—	2	327	—	—
Gain on sales of real estate	(5)	(20,761)	—	(84,469)	—
Depreciation and amortization on unconsolidated real estate JVs (1)	818	781	790	566	566
FFO - per Nareit (2)(3)	58,959	57,678	59,055	60,462	57,680
Noncontrolling interests - preferred units in the Operating Partnership	(77)	(77)	(157)	(165)	(165)
FFO allocable to other noncontrolling interests (4)(5)	(12,015)	(1,436)	(1,429)	(1,188)	(971)
Basic FFO allocable to share-based compensation awards	(193)	(243)	(248)	(229)	(185)
Basic FFO available to common share and common unit holders (3)	46,674	55,922	57,221	58,880	56,359
Dilutive preferred units in the Operating Partnership	—	77	—	—	—
Redeemable noncontrolling interests	32	33	34	33	381
Diluted FFO available to common share and common unit holders - per Nareit (3)	46,706	56,032	57,255	58,913	56,740
Demolition costs on redevelopment and nonrecurring improvements	43	104	—	—	44
Executive transition costs	—	—	—	—	4
Non-comparable professional and legal expenses	—	195	175	311	—
Dilutive preferred units in the Operating Partnership	77	—	—	—	—
FFO allocation to other noncontrolling interests resulting from capital event (4)(5)	11,090	—	—	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(50)	(1)	—	(2)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$57,866	$56,330	$57,430	$59,222	$56,788

(1)	FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 32.

(2)	See reconciliation on page 33 for components of FFO per Nareit.

(3)	Refer to the section entitled “Definitions” for a definition of this measure.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 31.

(5)
FFO allocations to other noncontrolling interests for the quarter ended 3/31/20 included an additional allocation resulting from a special distribution of loan proceeds to our partner in a JV resulting from the JV closing on a loan coupled with an amendment to the JV agreement that changed the allocation of cash flows between us and our partner; this additional allocation is excluded from diluted FFO available to common share and common unit holders, as adjusted for comparability.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
EPS Denominator:
Weighted average common shares - basic	111,724	111,670	111,582	111,557	109,951
Dilutive effect of share-based compensation awards	239	293	361	310	267
Dilutive effect of redeemable noncontrolling interests	—	108	—	1,062	—
Dilutive convertible preferred units	—	—	—	176	—
Weighted average common shares - diluted	111,963	112,071	111,943	113,105	110,218
Diluted EPS	$0.21	$0.38	$0.19	$0.95	$0.19

Weighted Average Shares for period ended:
Common shares	111,724	111,670	111,582	111,557	109,951
Dilutive effect of share-based compensation awards	239	293	361	310	302
Common units	1,226	1,228	1,312	1,327	1,331
Redeemable noncontrolling interests	110	108	109	136	1,013
Dilutive convertible preferred units	—	176	—	—	—
Denominator for diluted FFO per share	113,299	113,475	113,364	113,330	112,597
Dilutive convertible preferred units	176	—	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	113,475	113,475	113,364	113,330	112,597
Weighted average common units	(1,226)	(1,228)	(1,312)	(1,327)	(1,331)
Redeemable noncontrolling interests	(110)	—	(109)	926	(1,013)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	—	(35)
Dilutive convertible preferred units	(176)	(176)	—	176	—
Denominator for diluted EPS	111,963	112,071	111,943	113,105	110,218
Diluted FFO per share - Nareit	$0.41	$0.49	$0.51	$0.52	$0.50
Diluted FFO per share - as adjusted for comparability	$0.51	$0.50	$0.51	$0.52	$0.50

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$57,866	$56,330	$57,430	$59,222	$56,788
Straight line rent adjustments and lease incentive amortization	(852)	1,386	(515)	1,051	(1,667)
Amortization of intangibles included in NOI	(74)	(174)	(59)	(50)	62
Share-based compensation, net of amounts capitalized	1,389	1,735	1,697	1,623	1,673
Amortization of deferred financing costs	575	541	538	529	528
Amortization of net debt discounts, net of amounts capitalized	386	382	377	374	370
Accum. other comprehensive loss on derivatives amortized to expense	—	—	12	33	34
Replacement capital expenditures (1)	(17,754)	(19,862)	(16,752)	(16,002)	(11,173)
Other diluted AFFO adjustments associated with real estate JVs (2)	(41)	(68)	66	181	33
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$41,495	$40,270	$42,794	$46,961	$46,648
Replacement capital expenditures (1)
Tenant improvements and incentives	$11,357	$11,447	$10,880	$8,568	$7,152
Building improvements	2,475	8,826	8,908	4,333	4,531
Leasing costs	2,762	2,998	2,722	2,761	3,182
Net additions to (exclusions from) tenant improvements and incentives	2,026	(426)	(2,156)	1,759	(1,469)
Excluded building improvements	(866)	(2,983)	(3,602)	(1,419)	(2,223)
Replacement capital expenditures	$17,754	$19,862	$16,752	$16,002	$11,173

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 31 and COPT’s share of unconsolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Net income	$25,550	$44,877	$23,246	$109,563	$22,318
Interest expense	16,840	16,777	17,126	18,475	18,674
Income tax expense (benefit)	49	(104)	(131)	(176)	194
Depreciation of furniture, fixtures and equipment	419	438	467	496	433
Real estate-related depreciation and amortization	32,596	32,779	34,692	34,802	34,796
Impairment losses on real estate	—	2	327	—	—
Gain on sales of real estate	(5)	(20,761)	—	(84,469)	—
Adjustments from unconsolidated real estate JVs (1)	1,270	1,206	1,202	830	827
EBITDAre	76,719	75,214	76,929	79,521	77,242
Net gain on other investments	—	(1)	—	(12)	(388)
Credit loss expense	689	—	—	—	—
Business development expenses	538	512	419	460	548
Non-comparable professional and legal expenses	—	195	175	311	—
Demolition costs on redevelopment and nonrecurring improvements	43	104	—	—	44
Executive transition costs	—	—	—	—	4
Adjusted EBITDA	77,989	76,024	77,523	80,280	77,450
Proforma NOI adjustment for property changes within period	734	463	—	(1,981)	252
Change in collectability of deferred rental revenue	—	928	—	—	—
In-place adjusted EBITDA	$78,723	$77,415	$77,523	$78,299	$77,702

(1)	Includes COPT’s share of adjusted EBITDA adjustments in unconsolidated real estate joint ventures (see page 32).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 3/31/20
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,823	89.9%	91.4%
Howard County	35	2,848	93.6%	95.4%
Other	22	1,624	96.3%	96.3%
Total Fort Meade/BW Corridor	88	8,295	92.4%	93.7%
Northern Virginia (“NoVA”) Defense/IT	13	1,992	85.5%	88.5%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,241	94.0%	96.6%
Redstone Arsenal (Huntsville, Alabama)	10	806	99.7%	99.7%
Data Center Shells:
Consolidated Properties	8	1,539	100.0%	100.0%
Unconsolidated JV Properties (3)	15	2,435	100.0%	100.0%
Total Defense/IT Locations	162	17,261	94.2%	95.4%
Regional Office	7	1,960	91.4%	93.3%
Core Portfolio	169	19,221	94.0%	95.2%
Other Properties	2	157	64.6%	64.6%
Total Portfolio	171	19,378	93.7%	94.9%
Consolidated Portfolio	156	16,943	92.8%	94.2%

(1)	This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 3/31/20
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	144	15,448	92.5%	94.0%	$483,299	93.5%	$73,373
Unconsolidated real estate JV (4)	6	964	100.0%	100.0%	5,832	1.1%	1,207
Total Same Properties in Core Portfolio	150	16,412	92.9%	94.3%	489,131	94.6%	74,580
Properties Placed in Service (5)	10	1,338	100.0%	100.0%	23,001	4.5%	4,437
Properties contributed to uncons. real estate JV (4)(6)	9	1,471	100.0%	100.0%	2,100	0.4%	506
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,937
Total Core Portfolio	169	19,221	94.0%	95.2%	514,232	99.5%	83,460
Other Properties (Same Properties)	2	157	64.6%	64.6%	2,556	0.5%	370
Total Portfolio	171	19,378	93.7%	94.9%	$516,788	100.0%	$83,830
Consolidated Portfolio	156	16,943	92.8%	94.2%	$508,856	98.5%	$82,117

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended
Core Portfolio:
Defense/IT Locations:
Consolidated properties	147	14,826	93.3%	94.6%	$445,525	86.6%	$69,795
Unconsolidated real estate JVs (4)	15	2,435	100.0%	100.0%	7,932	1.5%	1,713
Total Defense/IT Locations	162	17,261	94.2%	95.4%	453,457	88.2%	71,508
Regional Office	7	1,960	91.4%	93.3%	60,775	11.8%	7,923
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,029
Total Core Portfolio	169	19,221	94.0%	95.2%	$514,232	100.0%	$83,460

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $21.7 million as of 3/31/20. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Includes office and data center shell properties stably owned and 100% operational since at least 1/1/19.

(4)	See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

(5)	Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/19.

(6)	Includes nine data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture in 2019.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$64,438	$65,003	$63,436	$61,659	$62,683
NoVA Defense/IT	13,678	13,448	13,551	13,912	14,831
Lackland Air Force Base	12,076	14,772	12,703	12,104	11,561
Navy Support	8,341	8,136	8,183	8,185	8,155
Redstone Arsenal	4,676	4,515	4,171	3,968	3,939
Data Center Shells-Consolidated	5,577	4,680	5,913	8,624	7,354
Total Defense/IT Locations	108,786	110,554	107,957	108,452	108,523
Regional Office	15,460	14,252	15,508	15,018	14,833
Wholesale Data Center	7,172	6,409	6,565	8,560	7,871
Other	698	753	704	741	763
Consolidated real estate revenues	$132,116	$131,968	$130,734	$132,771	$131,990

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,216	$44,610	$42,693	$42,315	$40,348
NoVA Defense/IT	8,493	8,620	8,586	9,218	9,539
Lackland Air Force Base	5,281	5,486	5,554	5,456	5,602
Navy Support	5,056	4,828	4,602	4,899	4,751
Redstone Arsenal	2,829	2,744	2,454	2,369	2,400
Data Center Shells:
Consolidated properties	4,920	4,348	5,395	7,865	7,001
COPT’s share of unconsolidated real estate JVs (1)	1,713	1,634	1,601	1,251	1,219
Total Defense/IT Locations	71,508	72,270	70,885	73,373	70,860
Regional Office	7,923	6,919	8,165	7,428	7,417
Wholesale Data Center	3,939	3,026	3,191	4,942	5,033
Other	460	289	380	393	454
NOI from real estate operations	$83,830	$82,504	$82,621	$86,136	$83,764

(1)     See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,170	$43,939	$42,604	$42,180	$40,256
NoVA Defense/IT	9,118	8,963	8,064	8,771	8,757
Lackland Air Force Base	5,701	5,906	5,839	5,731	5,383
Navy Support	5,146	4,987	4,808	5,113	4,785
Redstone Arsenal	2,494	2,377	2,220	2,302	2,330
Data Center Shells:
Consolidated properties	4,316	3,762	4,857	7,247	6,462
COPT’s share of unconsolidated real estate JVs (1)	1,633	1,553	1,513	1,202	1,160
Total Defense/IT Locations	70,578	71,487	69,905	72,546	69,133
Regional Office	7,479	7,606	7,356	7,367	6,990
Wholesale Data Center	3,848	3,162	3,231	3,945	4,698
Other	457	292	380	465	525
Cash NOI from real estate operations	82,362	82,547	80,872	84,323	81,346
Straight line rent adjustments and lease incentive amortization	842	(1,488)	235	(1,274)	1,505
Amortization of acquired above- and below-market rents	96	197	82	73	(40)
Amortization of below-market cost arrangements	(23)	(23)	(23)	(23)	(23)
Lease termination fees, gross	104	436	841	2,458	521
Tenant funded landlord assets and lease incentives	369	754	526	530	396
Cash NOI adjustments in unconsolidated real estate JVs	80	81	88	49	59
NOI from real estate operations	$83,830	$82,504	$82,621	$86,136	$83,764

(1)	See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended
			3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,138	92.2%	92.1%	91.5%	90.6%	90.2%
NoVA Defense/IT	13	1,992	83.9%	82.4%	83.9%	88.5%	91.3%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	93.6%	92.4%	90.9%	90.8%	89.5%
Redstone Arsenal	7	651	99.4%	99.2%	99.2%	98.4%	98.5%
Data Center Shells (2)	9	1,477	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	143	14,452	92.8%	92.5%	92.2%	92.2%	92.3%
Regional Office	7	1,960	90.6%	88.0%	88.6%	88.9%	88.1%
Core Portfolio Same Properties	150	16,412	92.5%	91.9%	91.7%	91.8%	91.8%
Other Same Properties	2	157	67.4%	72.4%	72.1%	72.7%	73.7%
Total Same Properties	152	16,569	92.3%	91.7%	91.6%	91.6%	91.6%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet	Three Months Ended
			3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,138	92.3%	92.3%	91.9%	90.7%	90.4%
NoVA Defense/IT	13	1,992	85.5%	82.4%	82.3%	87.6%	91.7%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	94.0%	92.5%	91.7%	90.9%	90.9%
Redstone Arsenal	7	651	99.6%	99.2%	99.2%	98.6%	98.3%
Data Center Shells (2)	9	1,477	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	143	14,452	93.1%	92.5%	92.2%	92.2%	92.6%
Regional Office	7	1,960	91.4%	88.1%	88.6%	89.3%	88.3%
Core Portfolio Same Properties	150	16,412	92.9%	92.0%	91.8%	91.9%	92.1%
Other Same Properties	2	157	64.6%	73.0%	72.1%	72.1%	73.7%
Total Same Properties	152	16,569	92.7%	91.8%	91.6%	91.7%	91.9%

(1)	Includes office and data center shell properties stably owned and 100% operational since at least 1/1/19.

(2)	Properties owned through an unconsolidated real estate joint venture. See page 32 for additional disclosure.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$63,216	$63,974	$62,809	$61,044	$61,987
NoVA Defense/IT	13,678	13,448	13,551	13,912	14,831
Lackland Air Force Base	12,076	14,773	12,702	12,104	11,561
Navy Support	8,341	8,135	8,183	8,185	8,155
Redstone Arsenal	3,808	3,895	3,868	3,793	3,785
Data Center Shells-Consolidated	2,111	1,943	2,045	2,130	2,041
Total Defense/IT Locations	103,230	106,168	103,158	101,168	102,360
Regional Office	15,460	14,251	15,509	15,018	14,833
Other Properties	698	753	704	741	760
Same Properties real estate revenues	$119,388	$121,172	$119,371	$116,927	$117,953

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,403	$43,745	$42,317	$41,938	$39,879
NoVA Defense/IT	8,494	8,619	8,586	9,219	9,539
Lackland Air Force Base	5,281	5,487	5,554	5,456	5,602
Navy Support	5,056	4,828	4,602	4,899	4,751
Redstone Arsenal	2,232	2,295	2,236	2,264	2,321
Data Center Shells:
Consolidated properties	1,893	1,810	1,896	1,999	1,868
COPT’s share of unconsolidated real estate JV (1)	1,207	1,214	1,214	1,205	1,219
Total Defense/IT Locations	66,566	67,998	66,405	66,980	65,179
Regional Office	7,923	6,918	8,163	7,430	7,417
Other Properties	461	325	381	384	411
Same Properties NOI	$74,950	$75,241	$74,949	$74,794	$73,007

(1)     See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,848	$43,546	$42,456	$41,836	$39,796
NoVA Defense/IT	9,118	8,963	8,064	8,771	8,757
Lackland Air Force Base	5,701	5,907	5,839	5,731	5,383
Navy Support	5,146	4,987	4,808	5,113	4,785
Redstone Arsenal	2,310	2,311	2,291	2,359	2,391
Data Center Shells:
Consolidated properties	1,724	1,627	1,706	1,790	1,663
COPT’s share of unconsolidated real estate JV (1)	1,179	1,180	1,171	1,160	1,160
Total Defense/IT Locations	67,026	68,521	66,335	66,760	63,935
Regional Office	7,479	7,606	7,355	7,368	6,990
Other Properties	457	327	381	456	483
Same Properties cash NOI	74,962	76,454	74,071	74,584	71,408
Straight line rent adjustments and lease incentive amortization	(567)	(2,592)	(572)	(701)	686
Amortization of acquired above- and below-market rents	96	197	82	73	(40)
Amortization of below-market cost arrangements	(23)	(23)	(23)	(23)	(23)
Lease termination fees, gross	85	417	823	285	521
Tenant funded landlord assets and lease incentives	369	754	526	530	396
Cash NOI adjustments in unconsolidated real estate JV (1)	28	34	42	46	59
Same Properties NOI	$74,950	$75,241	$74,949	$74,794	$73,007
Percentage change in total Same Properties cash NOI (2)	5.0%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	4.8%

(1)	See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 3/31/20
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	358	32	85	475	13	—	488
Expiring Square Feet	397	33	90	520	15	13	548
Vacating Square Feet	39	1	5	45	1	13	60
Retention Rate (% based upon square feet)	90.1%	96.0%	94.6%	91.3%	89.9%	—%	89.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.40	$3.29	$5.03	$2.93	$6.70	$—	$3.03
Weighted Average Lease Term in Years	5.4	5.5	2.7	4.9	4.3	—	4.9
Average Rent Per Square Foot
Renewal Average Rent	$34.25	$28.08	$22.36	$31.71	$42.96	$—	$32.01
Expiring Average Rent	$30.73	$25.52	$21.03	$28.65	$35.89	$—	$28.84
Change in Average Rent	11.4%	10.0%	6.3%	10.7%	19.7%	—%	11.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.30	$27.21	$22.05	$31.63	$42.27	$—	$31.92
Expiring Cash Rent	$34.64	$27.84	$22.14	$31.95	$42.27	$—	$32.23
Change in Cash Rent	(1.0)%	(2.3)%	(0.4)%	(1.0)%	—%	—%	(1.0)%
Average Escalations Per Year	2.3%	2.7%	2.8%	2.4%	2.3%	—%	2.4%
New Leases
Vacant Space (3)
Leased Square Feet	61	17	27	105	38	—	143
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$10.69	$9.34	$3.19	$8.55	$9.51	$—	$8.80
Weighted Average Lease Term in Years	8.2	8.8	5.8	7.7	7.0	—	7.5
Average Rent Per Square Foot	$35.44	$32.42	$23.06	$31.78	$30.49	$—	$31.43
Cash Rent Per Square Foot	$32.83	$30.61	$23.06	$29.96	$29.65	$—	$29.88
Total Square Feet Leased	419	49	112	580	51	—	631
Average Escalations Per Year	2.4%	2.7%	2.8%	2.5%	2.7%	—%	2.5%
Average Escalations Excl. Data Center Shells							2.5%

(1)
Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concessions.

(3)	Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/20 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)

Core Portfolio
Ft Meade/BW Corridor	513	$17,826	3.5%	$34.79
NoVA Defense/IT	97	2,887	0.6%	29.80
Lackland Air Force Base	250	11,834	2.3%	47.34
Navy Support	56	1,586	0.3%	28.38
Redstone Arsenal	11	265	0.1%	23.78
Regional Office	75	2,532	0.5%	33.66
2020	1,002	36,930	7.2%	36.87
Ft Meade/BW Corridor	1,062	37,091	7.2%	34.93
NoVA Defense/IT	100	2,971	0.6%	29.68
Navy Support	337	9,551	1.9%	28.36
Redstone Arsenal	397	8,966	1.7%	22.59
Regional Office	41	1,331	0.3%	32.13
2021	1,937	59,910	11.7%	30.93
Ft Meade/BW Corridor	808	26,970	5.2%	33.39
NoVA Defense/IT	148	5,066	1.0%	34.24
Navy Support	163	4,419	0.9%	27.13
Redstone Arsenal	29	680	0.1%	23.25
Regional Office	492	17,234	3.4%	34.92
2022	1,640	54,369	10.6%	33.12
Ft Meade/BW Corridor	1,423	50,458	9.8%	35.44
NoVA Defense/IT	143	4,698	0.9%	32.76
Navy Support	196	5,677	1.1%	28.92
Redstone Arsenal	7	169	—%	24.21
Regional Office	139	4,194	0.8%	30.05
2023	1,908	65,196	12.7%	34.13
Ft Meade/BW Corridor	1,154	41,614	8.1%	36.05
NoVA Defense/IT	459	15,229	3.0%	33.20
Navy Support	218	4,418	0.9%	20.30
Redstone Arsenal	79	1,830	0.4%	23.22
Data Center Shells-Unconsolidated JV Properties	546	3,246	0.6%	11.89
Regional Office	147	4,321	0.8%	29.30
2024	2,603	70,658	13.7%	30.32
Thereafter
Consolidated Properties	7,080	222,483	43.4%	31.02
Unconsolidated JV Properties	1,889	4,686	0.9%	13.16
Core Portfolio	18,059	$514,232	100.0%	$31.45

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)

Core Portfolio	18,059	$514,232	99.5%	$31.45
Other Properties	102	2,556	0.5%	25.17
Total Portfolio	18,161	$516,788	100.0%	$31.42
Consolidated Portfolio	15,726	$508,856
Unconsolidated JV Properties	2,435	$7,932

Note: As of 3/31/20, the weighted average lease term was 5.2 years for the core and total portfolio and 5.0 years for the consolidated portfolio.

Wholesale Data Center

Year of Expiration	Critical Load (MW)	Annualized Rental Revenue of Expiring Leases (3)
2020	13.00	$18,036
2021	0.15	437
2022	1.11	2,114
2023	0.55	907
2024	—	10
Thereafter	—	233
	14.81	$21,737

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/20 of 234,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/20 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2020 Core Portfolio Quarterly Lease Expiration Analysis as of 3/31/20 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	271	$8,928	1.7%	$32.97
Navy Support	19	473	0.1%	24.68
Regional Office	29	960	0.2%	33.48
Q2 2020	319	10,361	2.0%	32.51
Ft Meade/BW Corridor	144	5,100	1.0%	35.43
Navy Support	12	228	—%	18.81
Regional Office	18	531	0.1%	28.81
Q3 2020	174	5,859	1.1%	33.58
Ft Meade/BW Corridor	98	3,799	0.7%	38.90
NoVA Defense/IT	97	2,887	0.6%	29.80
Lackland Air Force Base	250	11,834	2.3%	47.34
Navy Support	25	885	0.2%	35.98
Redstone Arsenal	11	265	0.1%	23.78
Regional Office	28	1,040	0.2%	37.02
Q4 2020	509	20,710	4.1%	40.74

	1,002	$36,930	7.2%	$36.87

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/20.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/20 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our core portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 3/31/20 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$184,405	34.2%	4,411	4.5
Fortune 500 Company		44,922	8.3%	3,974	8.7
General Dynamics Corporation		25,958	4.8%	725	3.7
The Boeing Company		17,276	3.2%	614	1.7
CACI International Inc		13,216	2.5%	339	4.4
Northrop Grumman Corporation		11,598	2.2%	417	3.8
Booz Allen Hamilton, Inc.		11,247	2.1%	297	1.5
CareFirst Inc.		11,121	2.1%	312	2.9
Wells Fargo & Company		6,909	1.3%	172	8.5
AT&T Corporation		6,617	1.2%	317	9.4
Miles and Stockbridge, PC		5,860	1.1%	160	7.5
Raytheon Technologies Corporation		5,663	1.1%	157	2.4
Science Applications International Corp.		5,230	1.0%	136	2.2
Kratos Defense and Security Solutions		5,182	1.0%	131	0.1
Transamerica Life Insurance Company		5,123	1.0%	140	1.8
Jacobs Engineering Group Inc.		5,103	0.9%	165	5.8
Mantech International Corp.		4,698	0.9%	165	4.4
Peraton Inc.		4,589	0.9%	134	6.8
University of Maryland		4,055	0.8%	131	5.1
The MITRE Corporation		3,900	0.7%	118	4.8
Subtotal Top 20 Tenants		382,672	71.3%	13,015	5.6
All remaining tenants		155,853	28.7%	5,146	4.1
Total/Weighted Average		$538,525	100.0%	18,161	5.2

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $7.9 million (see page 32 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 3/31/20, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/20, $5.3 million in ARR (or 2.9% of our ARR from the United States Government and 1.0% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Summary of Development Projects as of 3/31/20 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 4/8/20	as of 3/31/20 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road	College Park, Maryland	102	25%	$30,735	$12,269	$—	3Q 20	3Q 21

Redstone Arsenal:
7500 Advanced Gateway	Huntsville, Alabama	135	100%	19,118	15,487	—	2Q 20	2Q 20
100 Secured Gateway	Huntsville, Alabama	250	16%	58,600	34,389	—	2Q 20	2Q 21
7600 Advanced Gateway	Huntsville, Alabama	126	100%	14,239	6,060	—	3Q 20	3Q 20
8600 Advanced Gateway	Huntsville, Alabama	105	100%	27,680	7,993	—	4Q 20	4Q 20
8000 Rideout Road	Huntsville, Alabama	100	0%	25,200	6,037	—	4Q 20	4Q 21
6000 Redstone Gateway	Huntsville, Alabama	40	79%	9,800	1,149	—	4Q 20	4Q 21
7100 Redstone Gateway	Huntsville, Alabama	46	100%	11,067	331	—	1Q 21	1Q 21
Subtotal / Average		802	60%	165,704	71,446	—

Data Center Shells:
Oak Grove A	Northern Virginia	216	100%	48,295	44,178	—	2Q 20	2Q 20
P2 B	Northern Virginia	274	100%	64,636	44,443	—	3Q 20	3Q 20
P2 C	Northern Virginia	230	100%	51,120	19,362	—	1Q 21	1Q 21
Subtotal / Average		720	100%	164,051	107,983	—

NoVA Defense/IT:
NoVA Office C	Chantilly, Virginia	348	100%	106,219	26,074	2,794	2Q 22	2Q 22

Regional Office:
2100 L Street	Washington, DC	190	53%	174,000	135,175	—	2Q 20	2Q 21
Total Under Development		2,162	78%	$640,709	$352,947	$2,794

(1)	Includes properties under, or contractually committed for, development as of 3/31/20. Also includes 7100 Redstone Gateway, which was leased subsequent to 3/31/20.

(2)	Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/20
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	% Leased as of 3/31/20	as of 3/31/20 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6950 Columbia Gateway Columbia, Maryland (3)	Ft Meade/BW Corridor	106	80%	$9,778	$15,574	$25,352	$23,441	$22,377	2Q 19	2Q 20

(1)	Cost includes land, development, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 85,000 square feet were operational as of 3/31/20.

Corporate Office Properties Trust
Development and Redevelopment Placed in Service as of 3/31/20
(square feet in thousands)

		Total Property		Square Feet Placed in Service	Space Placed in Service % Leased as of 3/31/20
	Property Segment	% Leased as of 3/31/20	Rentable Square Feet	2020
Property and Location				1st Quarter
P2 A Northern Virginia	Data Center Shells	100%	230	230	100%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/20 (1)
(square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	341	3,734
NoVA Defense/IT	52	1,618
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	361	3,127
Data Center Shells	53	934
Total Defense/IT Locations	900	10,307
Regional Office	10	900
Total land owned/controlled for future development	910	11,207	$301,729

Other land owned/controlled	43	638	3,413
Land held, net	953	11,845	$305,142

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development or redevelopment as detailed on pages 23 and 24. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 31). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years)	Stated Rate	Effective Rate (1)(2)	Gross Debt Balance at
				3/31/20
Debt
Secured debt	3.8	4.00%	3.81%	$245,669
Unsecured debt	3.2	3.55%	3.66%	1,843,211
Total Consolidated Debt	3.2	3.61%	3.68%	$2,088,880

Fixed rate debt (2)	3.4	4.30%	3.93%	$1,790,718
Variable rate debt	2.9	2.36%	2.16%	298,162
Total Consolidated Debt				$2,088,880

Preferred Equity
3.5% Series I Convertible Preferred Units (3)				$8,800

Common Equity (4)
Common Shares				112,170
Common Units				1,323
Total Common Shares and Units				113,493

Closing Common Share Price on 3/31/20				$22.13
Common Equity Market Capitalization				$2,511,600

Total Equity Market Capitalization				$2,520,400

Total Market Capitalization				$4,609,280

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $446.5 million that hedge the risk of changes in interest rates on variable rate debt, including $173.0 million on swaps entered into in March 2020 effective 4/1/20.

(3) 352,000 units outstanding with a liquidation preference of $25 per unit, convertible into 176,000 common units and redeemable by COPLP with six months notice.
(4) Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	10/7/19
Moody’s	Baa3	Stable	11/20/18
Standard & Poor’s	BBB-	Stable	4/6/20

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/20
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$242,000	Mar-23	(1)(2)
Senior Unsecured Notes					7740 Milestone Parkway	3.96%		$17,240	$15,902	Feb-23
3.70% due 2021	3.70%	$300,000	Jun-21		100 & 30 Light Street	4.32%		51,264	47,676	Jun-23
3.60% due 2023	3.60%	350,000	May-23		LW Redstone:
5.25% due 2024	5.25%	250,000	Feb-24		7200 & 7400 Redstone Gateway (3)	L + 1.85%		12,336	12,132	Oct-20
5.00% due 2025	5.00%	300,000	Jul-25		1000, 1200 & 1100 Redstone
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			Gateway (3)	4.47%	(4)	32,606	27,649	Jun-24
					4000 & 4100 Market Street and
Unsecured Bank Term Loans					8800 Redstone Gateway (3)	L + 1.55%		23,000	22,100	Mar-25	(5)
2022 Maturity	L + 1.00%	$400,000	Dec-22	(2)	M-Square:
Other Unsecured Debt	0.00%	1,211	May-26		5825 & 5850 University Research
Total Unsecured Debt	3.55%	$1,843,211			Court (3)	3.82%		41,861	35,603	Jun-26
					5801 University Research Court (2)(3)	L + 1.45%		11,200	10,020	Aug-26
Debt Summary					2100 L Street (2)(3)	L + 2.35%		56,162	56,162	Sept-22	(6)
Total Unsecured Debt	3.55%	$1,843,211			Total Secured Debt	4.00%		$245,669
Total Secured Debt	4.00%	245,669
Consolidated Debt	3.61%	$2,088,880
Net discounts and deferred
financing costs		(12,041)
Debt, per balance sheet		$2,076,839

Consolidated Debt		$2,088,880
COPT’s share of unconsolid. JV gross debt (7)		50,250
Gross debt		$2,139,130

(1)	The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	The loan maturity may be extended for two one-year periods, provided certain conditions are met.

(6)	The loan maturity may be extended by one year, provided certain conditions are met.

(7)	See page 32 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/20 (continued)

(1) Revolving Credit Facility maturity of $242.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of $446.5 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt, including $173.0 million on swaps that went into effect on 4/1/20.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended				As of and for Three Months Ended
Senior Note Covenants (1)	Required	3/31/20		Line of Credit & Term Loan Covenants (1)	Required	3/31/20
Total Debt / Total Assets	< 60%	40.5%		Total Debt / Total Assets	< 60%	35.3%
Secured Debt / Total Assets	< 40%	5.0%		Secured Debt / Total Assets	< 40%	4.7%
Debt Service Coverage	> 1.5x	4.1x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.6x
Unencumbered Assets / Unsecured Debt	> 150%	250.1%		Unsecured Debt / Unencumbered Assets	< 60%	34.3%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.2x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 28	$2,139,130		# of unencumbered properties		143
Adjusted book	p. 35	$5,187,088		% of total portfolio		84%
Net debt / adjusted book ratio		38.2%		Unencumbered square feet in-service		15,284
Net debt plus pref. equity / adj. book ratio		38.3%		% of total portfolio		79%
Net debt	p. 35	$1,979,476		NOI from unencumbered real estate operations		$75,172
Net debt plus preferred equity	p. 35	$1,988,276		% of total NOI from real estate operations		90%
In-place adjusted EBITDA	p. 10	$78,723		Adjusted EBITDA from unencumbered real estate operations		$69,508
Net debt / in-place adjusted EBITDA ratio		6.3	x	% of total adjusted EBITDA from real estate operations		89%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.3	x	Unencumbered adjusted book		$4,549,834
Denominator for debt service coverage	p. 34	$17,341		% of total adjusted book		88%
Denominator for fixed charge coverage	p. 34	$20,776
Adjusted EBITDA	p. 10	$77,989
Adjusted EBITDA debt service coverage ratio		4.5	x
Adjusted EBITDA fixed charge coverage ratio		3.8	x

(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 3/31/20
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 3/31/20 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	313	99.2%	99.2%	$1,358	$71,355	$53,061	50%
Huntsville, Alabama:
LW Redstone Company, LLC (9 properties)	668	100.0%	100.0%	2,481	127,202	67,942	85%
Total/Average	981	99.7%	99.7%	$3,839	$198,557	$121,003

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	450	$19,850	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	3,929	158,471	—	85%
Washington, DC:
Stevens Place	190	135,861	56,162	95%
Total	4,569	$314,182	$56,162

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.

(2)	Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)
Total assets include $60.7 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 3/31/20
(dollars and square feet in thousands)

Joint venture information	DC Shell JV formed in 2016	DC Shell JV formed in 2019
COPT ownership %	50%	10%
COPT’s investment	$37,275	$13,945
# of Properties	6	9
Square Feet	964	1,471
% Occupied	100%	100%
COPT’s share of annualized rental revenue	$5,832	$2,100

Balance sheet information	DC Shell JV formed in 2016	DC Shell JV formed in 2019	Total	COPT’s Share (1)
Operating properties, net	$120,363	$313,885	$434,248	$91,570
Total assets	$134,864	$347,548	$482,412	$102,187
Debt	$59,705	$200,775	$260,480	$49,930
Total liabilities	$60,312	$208,101	$268,413	$50,966

	Three Months Ended 3/31/20
Operating information	DC Shell JV formed in 2016	DC Shell JV formed in 2019	Total	COPT’s Share (1)
Revenue	$2,941	$5,719	$8,660	$2,042
Operating expenses	(527)	(661)	(1,188)	(329)
NOI and EBITDA	2,414	5,058	7,472	1,713
Interest expense	(531)	(1,862)	(2,393)	(452)
Depreciation and amortization	(1,133)	(2,519)	(3,652)	(818)
Net income	$750	$677	$1,427	$443

NOI (per above)	$2,414	$5,058	$7,472	$1,713
Straight line rent adjustments	(55)	(386)	(441)	(66)
Amortization of acquired above- and below-market rents	—	(141)	(141)	(14)
Cash NOI	$2,359	$4,531	$6,890	$1,633

(1) Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
NOI from real estate operations (1)
Real estate revenues	$132,116	$131,968	$130,734	$132,771	$131,990
Property operating expenses	(49,999)	(51,098)	(49,714)	(47,886)	(49,445)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,713	1,634	1,601	1,251	1,219
NOI from real estate operations	83,830	82,504	82,621	86,136	83,764
General and administrative expenses	(5,303)	(7,043)	(6,105)	(7,650)	(6,719)
Leasing expenses	(2,183)	(2,293)	(1,824)	(1,736)	(2,032)
Business development expenses and land carry costs	(1,118)	(1,292)	(964)	(870)	(1,113)
NOI from construction contracts and other service operations	560	985	895	1,297	624
Equity in loss of unconsolidated non-real estate entities	(2)	(2)	(3)	(1)	(1)
Interest and other income	1,205	1,917	1,842	1,849	2,286
Credit loss expense (3)	(689)	—	—	—	—
Interest expense	(16,840)	(16,777)	(17,126)	(18,475)	(18,674)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(452)	(425)	(412)	(264)	(261)
Income tax (expense) benefit	(49)	104	131	176	(194)
FFO - per Nareit (1)	$58,959	$57,678	$59,055	$60,462	$57,680

Real estate revenues
Lease revenue
Fixed contractual payments	$104,109	$101,116	$102,389	$104,193	$104,644
Variable lease payments
Lease termination fees	104	436	841	2,458	521
Other variable lease payments (4)	26,799	29,141	26,231	24,764	25,738
Lease revenue	131,012	130,693	129,461	131,415	130,903
Other property revenue	1,104	1,275	1,273	1,356	1,087
Real estate revenues	$132,116	$131,968	$130,734	$132,771	$131,990

Provision for credit (recoveries) losses included in lease revenue	$(355)	$579	$39	$(2)	$70

(1)	Refer to section entitled “Definitions” for a definition of this measure.

(2)	See page 32 for a schedule of the related components.
(3) Excludes credit losses on lease revenue, which are included in lease revenue.

(4)	Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Total interest expense	$16,840	$16,777	$17,126	$18,475	$18,674
Less: Amortization of deferred financing costs	(575)	(541)	(538)	(529)	(528)
Less: Amortization of net debt discounts, net of amounts capitalized	(386)	(382)	(377)	(374)	(370)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	—	(12)	(33)	(34)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	441	416	403	258	255
Denominator for interest coverage	16,320	16,270	16,602	17,797	17,997
Scheduled principal amortization	1,021	1,010	1,107	1,095	1,098
Denominator for debt service coverage	17,341	17,280	17,709	18,892	19,095
Capitalized interest	3,358	3,467	2,927	2,388	2,004
Preferred unit distributions	77	77	157	165	165
Denominator for fixed charge coverage	$20,776	$20,824	$20,793	$21,445	$21,264

Preferred unit distributions	$77	$77	$157	$165	$165
Common share dividends - unrestricted shares and deferred shares	30,754	30,724	30,721	30,693	30,685
Common share dividends - restricted shares and deferred shares	84	102	103	63	68
Common unit distributions - unrestricted units	339	337	338	365	365
Common unit distributions - restricted units	25	22	22	23	20
Total dividends/distributions	$31,279	$31,262	$31,341	$31,309	$31,303

Common share dividends - unrestricted shares and deferred shares	$30,754	$30,724	$30,721	$30,693	$30,685
Common unit distributions - unrestricted units	339	337	338	365	365
Distributions on dilutive preferred units	—	77	—	—	—
Dividends and distributions for diluted FFO payout ratio	31,093	31,138	31,059	31,058	31,050
Distributions on dilutive preferred units	77	—	—	—	—
Dividends and distributions for other payout ratios	$31,170	$31,138	$31,059	$31,058	$31,050

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Total assets	$4,054,457	$3,854,453	$3,855,369	$3,803,469	$3,775,859
Accumulated depreciation	1,035,703	1,007,120	979,353	949,111	927,266
Accumulated depreciation included in assets held for sale	—	—	1,397	1,397	—
Accumulated amort. of real estate intangibles and deferred leasing costs	214,693	212,547	212,222	210,183	208,973
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	4	4	—
COPT’s share of liabilities of unconsolidated real estate JVs	50,966	50,734	46,061	30,588	30,156
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	8,990	8,164	7,376	6,578	6,012
Less: Property - operating lease liabilities	(17,365)	(17,317)	(16,686)	(16,640)	(16,619)
Less: Property - finance lease liabilities	(702)	(702)	(702)	(712)	(716)
Less: Cash and cash equivalents	(159,061)	(14,733)	(34,005)	(46,282)	(7,780)
Less: COPT’s share of cash of unconsolidated real estate JVs	(593)	(498)	(505)	(406)	(377)
Adjusted book	$5,187,088	$5,099,768	$5,049,884	$4,937,290	$4,922,774

Gross debt (page 28)	$2,139,130	$1,893,057	$1,920,179	$1,827,304	$1,919,920
Less: Cash and cash equivalents	(159,061)	(14,733)	(34,005)	(46,282)	(7,780)
Less: COPT’s share of cash of unconsolidated real estate JVs	(593)	(498)	(505)	(406)	(377)
Net debt	$1,979,476	$1,877,826	$1,885,669	$1,780,616	$1,911,763
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,988,276	$1,886,626	$1,894,469	$1,789,416	$1,920,563

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate, gain or loss on early extinguishment of debt, net gain or loss on other investments, credit loss expense, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs, accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Development Properties — Properties under, or contractually committed for, development.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/19.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports First Quarter 2020 Results
__________________________________________________________

EPS and FFO per Share Exceeded Guidance

Same-Property Cash NOI Growth of 5% in 1Q20 Exceeded Expectations

Core Portfolio 94% Occupied & 95.2% Leased

230,000 SF of 100% Leased Developments Placed in Service

2.2 Million SF Under Development are 78% Leased
__________________________________________________________

Solid Leasing Volumes

Total Leasing of 631,000 SF

Strong Tenant Retention of 89%; Increasing Full-Year Retention Guidance to 75-80%
__________________________________________________________

Minimal COVID-19 Impact on Operations and Results Expected

Lowering Mid-Point of Full-Year Guidance for FFO per Share, As Adjusted for Comparability, to $2.07,
a 1-Cent Reduction
__________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) April 30, 2020 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2020.

Management Comments

Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “The Company delivered solid first quarter results, with FFO per share, as adjusted for comparability, exceeding the high end of our guidance range. Cost savings associated with the mild winter and solid overall performance drove same-office cash NOI growth of 5%.” He continued, “Importantly, I am pleased to report that the COVID-19 pandemic and related responses have had minimal impact on our operations due to the high concentration of U.S. Government National Security activity in our tenancy and markets, all of which are essential business activities and have not been materially affected.  Construction activity on our 2.2 million square foot, highly leased development pipeline continues unabated, with no schedule delays from virus-related shutdowns or delivery of materials. New lease negotiations that commenced before the shutdowns continue to advance, albeit at a slower pace, and renewal leasing has been robust.  Notwithstanding the negligible impact the pandemic-related shutdowns have had on our business, in order to create capacity to absorb unforeseen events that may occur, we are lowering the mid-point of our 2020 guidance for FFO per share, as adjusted for comparability, by one-cent, to $2.07.”

i

Financial Highlights

1st Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.21 for the quarter ended March 31, 2020 as compared to $0.19 for the first quarter of 2019.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.41 for the first quarter of 2020 as compared to $0.50 for first quarter 2019 results.

•	FFOPS, as adjusted for comparability, was $0.51 for the first quarter of 2020 as compared to $0.50 for first quarter 2019 results.

Adjustments for comparability encompass items such as demolition costs of redevelopment and noncontrolling interest allocations resulting from a capital event.

Operating Performance Highlights

Operating Portfolio Summary:

•	At March 31, 2020, the Company’s core portfolio of 169 operating office and data center shell properties was 94.0% occupied and 95.2% leased.

•	During the quarter, the Company placed into service 230,000 square feet that were 100% leased.

Same-Property Performance:

•	At March 31, 2020, COPT’s same-property portfolio of 152 buildings was 92.7% occupied and 94.1% leased.

•	For the quarter ended March 31, 2020, the Company’s same-property cash NOI increased 5.0% over the prior year’s comparable period.

Leasing:

•
Total Square Feet Leased: For the quarter ended March 31, 2020, the Company leased 631,000 total square feet, including 488,000 square feet of renewals and 143,000 square feet of new leases on vacant space.

•	Renewal Rates: During the quarter ended March 31, 2020, the Company renewed 89% of total expiring square feet.

•
Cash Rent Spreads & Average Escalations on Renewing Leases: For the quarter ended March 31, 2020, cash rents on renewed space decreased 1.0%. For the same time period, average annual escalations on renewing leases were 2.4%.

•	Lease Terms: In the first quarter, lease terms averaged 4.9 years on renewing leases and 7.5 years on new leasing of vacant space.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Development Pipeline: At April 8, 2020, the Company’s development pipeline consisted of 13 properties totaling 2.2 million square feet that were 78% leased. These projects have a total estimated cost of $640.7 million, of which $352.9 million had been incurred as of March 31, 2020.

•
Redevelopment: At March 31, 2020, one project was under redevelopment totaling 106,000 square feet that was 80% leased. The Company has invested $23.4 million of the $25.4 million anticipated total cost.

Balance Sheet and Capital Transaction Highlights

•
As of March 31, 2020, the Company’s net debt plus preferred equity to adjusted book ratio was 38.3% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.3x. For the quarter ended March 31, 2020, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.8x.

•
As of March 31, 2020, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 3.68%; additionally, 85.7% of the Company’s debt was subject to fixed interest rates and the consolidated debt portfolio had a weighted average maturity of 3.2 years.

•	In March, the Company amended its bank term loan scheduled to mature December 2022 to increase the loan amount by $150 million and to lower the interest rate.

2020 Guidance
To create capacity for unknown impacts on results that may emerge as a result of the COVID-19 pandemic shutdowns, management is lowering its previously issued full-year guidance ranges of $0.66-$0.70 for EPS, $2.06-$2.10 for FFOPS per Nareit, and $2.06-$2.10 for FFOPS, as adjusted for comparability, to new ranges of $0.65-$0.69, $1.95-$1.99, and $2.05-$2.09, respectively.

Management also is establishing guidance for EPS and FFOPS, per Nareit and as adjusted for comparability, for the second quarter ending June 30, 2020 at ranges of $0.13-$0.15 and $0.48-$0.50, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

Reconciliation of EPS to FFOPS, per Nareit and As Adjusted for Comparability	Quarter ending		Year ending
	June 30, 2020		December 31, 2020
	Low	High	Low	High
EPS	$0.13	$0.15	$0.65	$0.69
Real estate-related depreciation and amortization	0.35	0.35	1.40	1.40
FFO allocation to other noncontrolling interests resulting from capital event	—	—	(0.10)	(0.10)
FFOPS, Nareit definition	0.48	0.50	1.95	1.99
FFO allocation to other noncontrolling interests resulting from capital event	—	—	0.10	0.10
FFOPS, as adjusted for comparability	$0.48	$0.50	$2.05	$2.09

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2020 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss first quarter 2020 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:            Friday, May 1, 2020
Time:                  12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)    661-378-9894
Passcode:                  8873456

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, May 1, through 3:00 p.m. Eastern Time on Friday, May 15. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 8873456.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of March 31, 2020, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 15 buildings owned through unconsolidated joint ventures, COPT’s core portfolio of 169 office and data center shell properties encompassed 19.2 million square feet and was 95.2% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 76.9% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as risks associated with uncertainties regarding the impact of the COVID-19 pandemic on the Company’s business and national, regional and local economic conditions.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2020	2019
Revenues
Revenues from real estate operations	$132,116	$131,990
Construction contract and other service revenues	13,681	16,950
Total revenues	145,797	148,940
Operating expenses
Property operating expenses	49,999	49,445
Depreciation and amortization associated with real estate operations	32,596	34,796
Construction contract and other service expenses	13,121	16,326
General and administrative expenses	5,303	6,719
Leasing expenses	2,183	2,032
Business development expenses and land carry costs	1,118	1,113
Total operating expenses	104,320	110,431
Interest expense	(16,840)	(18,674)
Interest and other income	1,205	2,286
Credit loss expense	(689)	—
Gain on sales of real estate	5	—
Income before equity in income of unconsolidated entities and income taxes	25,158	22,121
Equity in income of unconsolidated entities	441	391
Income tax expense	(49)	(194)
Net income	25,550	22,318
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(287)	(257)
Preferred units in the OP	(77)	(165)
Other consolidated entities	(1,132)	(1,037)
Net income attributable to COPT common shareholders	$24,054	$20,859

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$24,054	$20,859
Amount allocable to share-based compensation awards	(97)	(86)
Numerator for diluted EPS	$23,957	$20,773
Denominator:
Weighted average common shares - basic	111,724	109,951
Dilutive effect of share-based compensation awards	239	267
Weighted average common shares - diluted	111,963	110,218
Diluted EPS	$0.21	$0.19

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2020	2019
Net income	$25,550	$22,318
Real estate-related depreciation and amortization	32,596	34,796
Gain on sales of real estate	(5)	—
Depreciation and amortization on unconsolidated real estate JVs	818	566
Funds from operations (“FFO”)	58,959	57,680
Noncontrolling interests - preferred units in the OP	(77)	(165)
FFO allocable to other noncontrolling interests	(12,015)	(971)
Basic FFO allocable to share-based compensation awards	(193)	(185)
Basic FFO available to common share and common unit holders (“Basic FFO”)	46,674	56,359
Redeemable noncontrolling interests	32	381
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	46,706	56,740
Demolition costs on redevelopment and nonrecurring improvements	43	44
Executive transition costs	—	4
Dilutive preferred units in the Operating Partnership	77	—
FFO allocation to other noncontrolling interests resulting from capital event	11,090	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(50)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	57,866	56,788
Straight line rent adjustments and lease incentive amortization	(852)	(1,667)
Amortization of intangibles included in net operating income	(74)	62
Share-based compensation, net of amounts capitalized	1,389	1,673
Amortization of deferred financing costs	575	528
Amortization of net debt discounts, net of amounts capitalized	386	370
Accum. other comprehensive loss on derivatives amortized to expense	—	34
Replacement capital expenditures	(17,754)	(11,173)
Other diluted AFFO adjustments associated with real estate JVs	(41)	33
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$41,495	$46,648
Diluted FFO per share	$0.41	$0.50
Diluted FFO per share, as adjusted for comparability	$0.51	$0.50
Dividends/distributions per common share/unit	$0.275	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2020	December 31, 2019
Balance Sheet Data
Properties, net of accumulated depreciation	$3,419,628	$3,340,886
Total assets	4,054,457	3,854,453
Debt, per balance sheet	2,076,839	1,831,139
Total liabilities	2,366,359	2,105,777
Redeemable noncontrolling interest	22,912	29,431
Equity	1,665,186	1,719,245
Net debt to adjusted book	38.2%	36.8%

Core Portfolio Data (as of period end) (1)
Number of operating properties	169	168
Total net rentable square feet owned (in thousands)	19,221	19,016
% Occupied	94.0%	93.1%
% Leased	95.2%	94.6%

	For the Three Months Ended March 31,
	2020		2019
Payout ratios
Diluted FFO	66.6%		54.7%
Diluted FFO, as adjusted for comparability	53.9%		54.7%
Diluted AFFO	75.1%		66.6%
Adjusted EBITDA fixed charge coverage ratio	3.8	x	3.6	x
Net debt to in-place adjusted EBITDA ratio (2)	6.3	x	6.2	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.3	x	6.2	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	111,963		110,218
Weighted average common units	1,226		1,331
Redeemable noncontrolling interests	110		1,013
Anti-dilutive EPS effect of share-based compensation awards	—		35
Denominator for diluted FFO per share	113,299		112,597
Dilutive convertible preferred units	176		—
Denominator for diluted FFO per share, as adjusted for comparability	113,475		112,597

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2020	2019
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,754	$30,685
Common unit distributions - unrestricted units	339	365
Dividends and distributions for diluted FFO payout ratio	31,093	31,050
Distributions on dilutive preferred units	77	—
Dividends and distributions for other payout ratios	$31,170	$31,050

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$25,550	$22,318
Interest expense	16,840	18,674
Income tax expense	49	194
Depreciation of furniture, fixtures and equipment	419	433
Real estate-related depreciation and amortization	32,596	34,796
Gain on sales of real estate	(5)	—
Adjustments from unconsolidated real estate JVs	1,270	827
EBITDAre	76,719	77,242
Net gain on other investments	—	(388)
Credit loss expense	689	—
Business development expenses	538	548
Demolition costs on redevelopment and nonrecurring improvements	43	44
Executive transition costs	—	4
Adjusted EBITDA	77,989	77,450
Proforma net operating income adjustment for property changes within period	734	252
In-place adjusted EBITDA	$78,723	$77,702

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$16,840	$18,674
Less: Amortization of deferred financing costs	(575)	(528)
Less: Amortization of net debt discounts, net of amounts capitalized	(386)	(370)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	(34)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	441	255
Scheduled principal amortization	1,021	1,098
Capitalized interest	3,358	2,004
Preferred unit distributions	77	165
Denominator for fixed charge coverage-Adjusted EBITDA	$20,776	$21,264

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2020	2019
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$11,357	$7,152
Building improvements	2,475	4,531
Leasing costs	2,762	3,182
Net additions to (exclusions from) tenant improvements and incentives	2,026	(1,469)
Excluded building improvements	(866)	(2,223)
Replacement capital expenditures	$17,754	$11,173

Same Properties cash NOI	$74,962	$71,408
Straight line rent adjustments and lease incentive amortization	(567)	686
Amortization of acquired above- and below-market rents	96	(40)
Amortization of below-market cost arrangements	(23)	(23)
Lease termination fees, gross	85	521
Tenant funded landlord assets and lease incentives	369	396
Cash NOI adjustments in unconsolidated real estate JV	28	59
Same Properties NOI	$74,950	$73,007

	March 31, 2020	December 31, 2019
Reconciliation of total assets to adjusted book
Total assets	$4,054,457	$3,854,453
Accumulated depreciation	1,035,703	1,007,120
Accumulated amortization of real estate intangibles and deferred leasing costs	214,693	212,547
COPT’s share of liabilities of unconsolidated real estate JVs	50,966	50,734
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	8,990	8,164
Less: Property - operating lease liabilities	(17,365)	(17,317)
Less: Property - finance lease liabilities	(702)	(702)
Less: Cash and cash equivalents	(159,061)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(593)	(498)
Adjusted book	$5,187,088	$5,099,768

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$2,139,130	$1,893,057
Less: Cash and cash equivalents	(159,061)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(593)	(498)
Net debt	$1,979,476	$1,877,826
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,988,276	$1,886,626

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